                                                               Exhibit 99.7(A)

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-26505 of United Investors Universal Life Variable Account of United Investors Life Insurance Company on Form S-6 of our report dated January 28, 2000 relating to the financial statements of United Investors Life Insurance Company, and our report dated April 20, 2000 relating to the financial statements of United Investors Universal Life Variable Account appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Dallas, Texas
April 21, 2000

                                                                 Exhibit 99.7(A)

                             ACCOUNTANTS' CONSENT

The Board of Directors of
United Investors Life Insurance Company
and the Contract Owners of the United
Investors Universal Life Variable Account


We consent to the use of our report dated January 29, 1999, relating to the balance sheet of United Investors Life Insurance Company as of December 31, 1998, and the related statements of operations, comprehensive income, shareholders' equity, and the cash flows for each of the years in the two-year period ended December 31, 1998, and also to the use of our report dated April 9, 1999, relating to the statements of operations and changes in net assets for each of the years in the two-year period ended December 31, 1998 of United Investors Universal Life Variable Account as contained in Post-Effective Amendment No. 4 to Form S-6 for United Investors Universal Life Variable Account. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.


                                    /s/ KPMG LLP

Birmingham, Alabama
April 21, 2000